UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2025

Jade Biosciences, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	001-40544	83-1377888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 Crescent St., Building 23
Suite 105
Waltham, MA	02453
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 312-3013

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	JBIO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02.	Results of Operations and Financial Condition.

On November 13, 2025, Jade Biosciences, Inc. (the “Company”) issued a press release announcing the Company’s financial results for the quarter ended September 30, 2025. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Report”).

This Item 2.02 and Exhibit 99.1 to this Report are being furnished to the SEC and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 8.01.	Other Events.

As previously disclosed, on April 28, 2025 (the “Closing Date”), the Company consummated the previously announced business combination pursuant to that certain Agreement and Plan of Merger, dated as of October 30, 2024 (the “Merger Agreement”), by and among the Company (f/k/a Aerovate Therapeutics, Inc., a Delaware corporation (“Aerovate”)), Caribbean Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of Aerovate (“First Merger Sub”), Caribbean Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Aerovate (“Second Merger Sub”), and Jade Biosciences, Inc., a private Delaware corporation (“Pre-Merger Jade”), pursuant to which, among other matters, Pre-Merger Jade merged with and into First Merger Sub, with Pre-Merger Jade continuing as a wholly owned subsidiary of Aerovate and the surviving corporation of the merger (“First Merger”) and following the First Merger, Pre-Merger Jade then merged with and into Second Merger Sub, with Second Merger Sub being the surviving entity of the second merger (the “Second Merger” and together with the First Merger, the “Merger”). Following the Merger, Second Merger Sub merged with and into Aerovate, and Aerovate changed its name to “Jade Biosciences, Inc.” Immediately prior to the consummation of the Merger, Aerovate effected a 1-for-35 reverse stock split of the common stock, par value $0.0001 per share, of Aerovate (“Company Common Stock”), which became effective on April 28, 2025. At the Closing, among other things, the shares of Pre-Merger Jade common stock and Pre-Merger Jade pre-funded warrants were converted into shares of Company Common Stock and pre-funded warrants to purchase shares of Company Common Stock equal to the exchange ratio of 0.6311 shares of Company Common Stock for each share of Pre-Merger Jade common stock (the “Exchange Ratio”).

To reflect the Exchange Ratio, the audited financial statements of Pre-Merger Jade as of December 31, 2024 and June 18, 2024 and for the period from June 18, 2024 (inception) to December 31, 2024 and the related notes thereto have been retroactively adjusted and are filed herewith as Exhibit 99.2. There have been no other changes to such financial statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit	Description

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

99.1	Press release issued on November 13, 2025.

99.2	Audited Financial Statements of Jade Biosciences, Inc. as of December 31, 2024 and June 18, 2024 and for the period from June 18, 2024 to December 31, 2024.

104	Cover page interactive data file (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jade Biosciences, Inc.
(Registrant)

Date: November 14, 2025	By:	/s/ Tom Frohlich
	Name:	Tom Frohlich
	Title:	Chief Executive Officer